UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2009

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 22, 2009, Valley National Bancorp (“Valley”) announced that it received approval from the U.S. Department of the Treasury (the “Treasury”) for its request to redeem the final $100 million of the $300 million of Valley’s Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Preferred Stock”) issued to the Treasury pursuant to the Troubled Asset Relief Program Capital Purchase Program originally issued to the Treasury in November 2008. On December 23, 2009, Valley expects to pay approximately $100.5 million to the Treasury to repurchase the shares of Preferred Stock, including accrued and unpaid dividends for such shares. Valley’s redemption of the Preferred Stock is not subject to additional conditions or stipulations from the Treasury. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit

99	Press Release dated December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2009	VALLEY NATIONAL BANCORP

	By:	/S/ IRA D. ROBBINS
Ira D. Robbins
First Senior Vice President and Treasurer